UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) March 7, 2017

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, Jonathan P. Ferrando, Executive Vice President - General Counsel, Corporate Development and Human Resources and Corporate Secretary of AutoNation, Inc. (the “Company”), provided notice to our Chairman and Chief Executive Officer that he will retire from the Company, effective as of March 31, 2017. The Company’s Board of Directors appointed C. Coleman Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company, to serve as acting General Counsel and Corporate Secretary of the Company, effective as of April 1, 2017.

Also on March 7, 2017, the Company and Mr. Ferrando entered into a Retirement Agreement and General Release of All Claims (the “Retirement Agreement”) in order to, among other things, set forth the effective date of his retirement from his current positions and from the Company, extend certain restrictive covenants, and set forth the following retirement benefits that will be provided to him by the Company, subject to his re-execution and non-revocation of a release of claims:

•	a retirement payment in the amount of $2,250,000, payable in 36 semi-monthly installments;

•	a pro-rated annual bonus in respect of 2017, based on the Company’s actual performance and payable at the same time bonuses are paid to other executives of the Company;

•
continuation of health and welfare benefits for a period of 12 months at the same cost to Mr. Ferrando as is currently provided (with such changes as may be imposed on the other Company officers from time to time); and

•	vesting of outstanding unvested stock options and an extended exercisability period for all such unvested stock options for a period of three years after Mr. Ferrando’s retirement date.

In addition, Mr. Ferrando agreed to extend his non-competition and non-solicitation covenants through the third anniversary of his retirement date. In consideration for such covenants, the Company will pay him $1,500,000 over a 3-year period in 72 semi-monthly installments.

The Retirement Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Retirement Agreement is qualified in its entirety by reference to such agreement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1	Retirement Agreement and General Release of All Claims, dated March 7, 2017, by and between AutoNation, Inc. and Jonathan P. Ferrando.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	March 7, 2017	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Senior Vice President, Deputy General Counsel and Assistant Secretary